                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     /X/ Preliminary Proxy Statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     / / Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Schuller Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

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     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

LOGO

SCHULLER CORPORATION
P.O. Box 5108
Denver, CO 80217-5108
(303) 978-2000

                                                                  March 31, 1997

DEAR STOCKHOLDERS:

     The 1997 Annual Meeting of Stockholders of Schuller Corporation (the "Company") will be held on Friday, May 2, 1997 at 8:00 a.m., at the Holiday Inn Crowne Plaza, 2 Seagate Street, Toledo, Ohio.

     The business scheduled for the Annual Meeting is the election of Directors, the approval of amendments to the Restated Certificate of Incorporation of the Company to change the name of the Company to Johns-Manville Corporation and to increase the authorized shares of common stock of the Company by 125,000,000 shares, and the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company. The Board of Directors recommends a vote FOR the election of the Board's nominees for Directors, FOR approval of the proposed amendments to the Restated Certificate of Incorporation, and FOR ratification of the appointment of Coopers & Lybrand L.L.P. No business presentations will be made at the Annual Meeting.

WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

     If you plan to attend the meeting in person, please check the appropriate box on your proxy card.

                                            Sincerely,

                                            /s/ CHARLES L. HENRY
                                            Charles L. Henry
                                            Chairman of the Board, Chief
                                            Executive Officer
                                            and President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Schuller Corporation Common Stock:

     The Annual Meeting of Stockholders of Schuller Corporation (the "Company") will be held on Friday, May 2, 1997 at 8:00 a.m., at the Holiday Inn Crowne Plaza, 2 Seagate Street, Toledo, Ohio, to:

         (i) elect Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

         (ii) amend the Restated Certificate of Incorporation of the Company to change the name of the Company to Johns-Manville Corporation;

        (iii) amend the Restated Certificate of Incorporation of the Company to increase the authorized shares of Common Stock of the Company by 125,000,000 shares;

         (iv) ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1997; and

         (v) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Common Stock at the close of business on March 3, 1997, the record date, will be entitled to vote at the Annual Meeting.

     This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.

March 31, 1997

                                             /s/ RICHARD B. VON WALD

                                             Richard B. Von Wald
                                             Executive Vice President,
                                             General Counsel and Secretary
                                             Schuller Corporation
                                             P. O. Box 5108
                                             Denver, CO 80217-5108

IT IS IMPORTANT THAT STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              SCHULLER CORPORATION
                                 P.O. BOX 5108

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    1

Election of Directors (Proxy Item No. 1)....................    1

  Board Attendance..........................................    5
  Committees of the Board of Directors......................    6
  Certain Relationships and Related Transactions............    7
  Compensation of Directors.................................    7

Executive Compensation......................................    8

  Report of the Compensation Committee......................    8
  Compensation Summary......................................   12
  Option/SAR Grants in Last Fiscal Year.....................   14
  Aggregated Option/SAR Exercises in Last Fiscal Year and
     Year-End Option/SAR Values.............................   15
  Pension Plan..............................................   15
  Employment Agreements and Other Arrangements..............   17
  Compensation Committee Interlocks and Insider
     Participation..........................................   18
  Performance Graph.........................................   19

Security Ownership of Certain Beneficial Owners and
  Management................................................   19

  Security Ownership of Certain Beneficial Owners...........   19
  Security Ownership of Management..........................   20

Proposal to Change the Name of the Company (Proxy Item No.
  2)........................................................   21

Proposal to Increase the Number of Authorized Shares of
  Common Stock (Proxy Item No. 3)...........................   22

Ratification of Appointment of Independent Accountants
  (Proxy Item No. 4)........................................   23

Other Business..............................................   23

Voting Procedures...........................................   24

Stockholder Proposals for 1998 Annual Meeting...............   24

The "Company" when used in this Proxy Statement refers to Schuller Corporation, incorporated in the State of Delaware in 1981, as well as, where applicable, its consolidated subsidiaries, including Schuller International Group, Inc. ("Schuller").

                              SCHULLER CORPORATION
                                 P. O. BOX 5108
                            717 17TH STREET (80202)
                             DENVER, CO 80217-5108
                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                                  INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Schuller Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders, and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as proxy to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

     Only holders of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on March 3, 1997, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 161,531,765 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. Shares may not be voted on a cumulative basis.

     Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

     This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about March 31, 1997.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     Unless marked specifically to the contrary, proxies will be voted FOR the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve as a Director.

     Effective November 28, 1988, the Company consummated its Second Amended and Restated Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. In connection with the Plan, Manville Personal Injury Settlement Trust (the "Trust"), formed to implement certain portions of the Plan, in particular, those relating to the settlement of asbestos health claims against the Company and certain of its affiliates, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, and

Louis Klein, Jr., Christian E. Markey, Jr. and Frank J. Macchiarola, Trustees of the Trust, who are presently members of the Company's Board, are all nominees for election to the Board at the Annual Meeting. Mr. Hanson has determined not to stand for re-election to the Board of Directors due to the demands of his existing business interests.

     Your Board of Directors has approved the following nominees for Director and recommends a vote FOR such nominees.

Leo Benatar
Associated Consultant
A. T. Kearney, Inc.
Director since 1996
Age: 67
                               In June 1996, Mr. Benatar became an Associated Consultant at A. T. Kearney, Inc., a management consulting firm. Prior to that, Mr. Benatar was a Director of Sonoco Products Company and the Chairman of Engraph, Inc., a wholly owned subsidiary of Sonoco Products Company. He has been a Director of Engraph, Inc. since October 1975, and was a Senior Vice President of Sonoco Products Company. Before joining Engraph, Inc. in February 1981, Mr. Benatar was President of Mead Packaging, a division of Mead Corporation, for nine years. Mr. Benatar also serves on the Boards of Directors of Aaron Rents, Inc., Interstate Bakeries Corporation, Mohawk Industries, Inc. and Paxar Corporation, and is past Chairman of the Federal Reserve Bank of Atlanta. In 1980, he received the First Annual Achievement Award for significant progress in race relations from the Atlanta Community Relations Council. In the same year, the Greek Orthodox Church recognized him with the St. Paul Medal, which is awarded every 25 years, for efforts in the area of free enterprise and international business development. Mr. Benatar received his bachelor's degree in Industrial Engineering from Georgia Institute of Technology in 1951 and served in the U.S. Navy from 1951 to 1953. He also graduated from Harvard Business School's Program for Management Development. Mr. Benatar is Chairman of the Health, Safety and Environment Committee and is a member of the Audit and Compensation Committees.

Robert A. Falise
Chairman and Managing
Trustee,
Manville Personal Injury
Settlement Trust
Director since 1992
Age: 64
                               Mr. Falise was elected a Trustee of Manville
                               Personal Injury Settlement Trust in December
                               1991, and became its Chairman and Managing
                               Trustee in January 1992. Mr. Falise served as Chairman of the Board of the Company from June to September of 1996. From 1989 through December 1991, Mr. Falise was engaged in the private practice of law specializing in corporate restructuring and the enhancement of shareholder value. From 1987 to 1989, he served as Executive Vice President and Group Executive of Irving Bank Corporation and Irving Trust Company of New York. From 1980 to 1987, he was Vice President and General Attorney of RCA Corporation. From 1966 to 1980, he was Vice President, General Counsel and Secretary of Dictaphone Corporation. Prior to that, Mr. Falise was in the private practice of corporate law in New York City. In 1960-61, he served as Assistant Director of the U.S. Commission on Civil Rights in Washington, D.C., and, earlier, as an Army Judge Advocate Officer specializing in international law in the Pentagon. A graduate of Columbia College, Mr. Falise received his J.D. degree from Columbia University School of Law. Mr. Falise is also a Director of the Caramoor Museum and Center for the Performing Arts, Westchester County, New York. Mr. Falise is Chairman of the Executive Committee and is a member of the Audit, Committee on Board Organization and Operation, Compensation and Finance Committees.

Todd Goodwin
General Partner,
Gibbons, Goodwin,
van Amerongen
Director since 1991
Age: 65
                               Mr. Goodwin is a General Partner of the New York investment banking firm Gibbons, Goodwin, van Amerongen ("GGvA"). Prior to joining GGvA in 1984, he was a managing director of Merrill Lynch and a partner of White Weld. Mr. Goodwin is a Director of Rival Company, Schult Homes, U.S. Energy Systems and Wells Aluminum. He received his A.B. degree from Harvard College in 1954. Mr. Goodwin is Chairman of the Compensation Committee and is a member of the Committee on Board Organization and Operation, Executive and Finance Committees.

Michael N. Hammes
Former Chairman and
Chief Executive Officer,
The Coleman Company, Inc.
Director since 1993
Age: 55
                               Prior to February 1997, Mr. Hammes was Chairman of the Board and Chief Executive Officer of The Coleman Company, Inc., a global marketer and manufacturer of products used in the outdoor recreation and hardware industries. Mr. Hammes was Vice Chairman of The Black & Decker Corporation, and prior to that was President-International Operations for Chrysler Corporation, as well as serving in a number of positions at Ford Motor Corporation, with which he was affiliated for 20 years. He was a financial analyst with Equitable Investments Company before joining Ford Motor Corporation. He holds a bachelor's degree from Georgetown University School of Foreign Service in International Economics/Foreign Trade and an M.B.A. degree in Finance from New York University. Mr. Hammes is a Director of NAVISTAR and is a member of the Board of Visitors of Georgetown University Business School. Mr. Hammes is a member of the Audit, Compensation, Executive and Finance Committees.

Kathryn Rudie Harrigan
Henry R. Kravis Professor of
Business Leadership,
Columbia University Graduate
School of Business
Director since 1995
Age: 46
                               Ms. Harrigan is the Henry R. Kravis Professor of Business Leadership at the Columbia University Graduate School of Business, where she has been a professor in the Management and Organizations Division since 1981. Ms. Harrigan is also serving as the Faculty Chair: Chazen International Institute and the Core Course Coordinator for Strategic Management of the Enterprise. Ms. Harrigan regularly performs consulting projects on strategic alliances and other strategic management issues, and has authored several books and numerous publications on these subjects. Ms. Harrigan received her B.A. degree from Macalester College, her M.B.A. degree from University of Texas at Austin and her D.B.A. degree from Harvard Business School. Ms. Harrigan is also a Director of Cambrex Corporation and Technical Chemicals and Products, Inc. and is a member of the Advisory Board of Ronin Development and the Editorial Boards of several business and technical journals. Ms. Harrigan is a member of the Finance and Health, Safety and Environment Committees.

Charles L. Henry
Chairman of the Board,
Chief Executive Officer
and President,
Schuller Corporation
Director since 1996
Age: 55
                               Mr. Henry was named Chairman of the Board, Chief Executive Officer and President of the Company in September 1996. Mr. Henry was most recently Chief Financial Officer and Executive Vice President at E.I. du Pont de Nemours and Company ("DuPont"). He joined DuPont in 1963 and held a number of positions beginning with Process Engineer. Mr. Henry graduated from the University of Tennessee in 1963 with a bachelor's degree in engineering physics. Mr. Henry is a member of the Committee on Board Organization and Operation, Executive, Finance and Health, Safety and Environment Committees.

Louis Klein, Jr.
Manville Personal Injury
Settlement Trust
Director since 1992
Age: 61
                               Mr. Klein was elected a Trustee of Manville
                               Personal Injury Settlement Trust in December
                               1991. Previous positions included Chairman and Chief Executive Officer of Stendig Inc., an importer and national marketer of prestige contract and residential furniture and textiles; Chairman and Chief Executive Officer of Victoreen Inc., a manufacturer and international marketer of radiation detection and measurement equipment; Managing Director-Corporate Finance of Neuberger & Berman; and Managing Director of Ardshiel Associates Inc. Mr. Klein also has been a court-appointed trustee in the divestiture of several businesses pursuant to consent decrees or final orders involving the U.S. Department of Justice and the Federal Trade Commission. Mr. Klein received his A.B. degree from Harvard College and J.D. degree from Columbia Law School Mr. Klein serves on the Board of Trustees of The CRM Funds. Mr. Klein is Chairman of the Audit Committee and is a member of the Compensation and Finance Committees.

Frank J. Macchiarola
President,
St. Francis College,
and Trustee,
Manville Personal Injury
Settlement Trust
Director since 1996
Age: 55
                               In July 1996, Mr. Macchiarola became President of St. Francis College in New York. Prior to that, he was Dean and Professor of the Benjamin N. Cardozo School of Law, Yeshiva University. He has also been a Trustee of Manville Personal Injury Settlement Trust since 1992. For 32 years, Mr. Macchiarola has taught in the law, business, political science and public administration areas at the undergraduate and graduate levels. In addition to teaching duties, he has served from 1973 to 1974 as Assistant Vice President for Academic Affairs at Columbia University and from 1975 to 1978 as Vice President for Institutional Advancement at the Graduate School of City University of New York. From 1983 to 1988 he was President and Chief Executive Officer of The New York City Partnership, Inc., a company devoted to improving the economic and social conditions in New York City. From 1978 to 1983, Mr. Macchiarola served as Chancellor of the New York Public School System. Mr. Macchiarola received his B.A. Magna Cum Laude from St. Francis College in 1962. He received his L.L.B from Columbia University in 1965 and his Ph.D. from Columbia's Department of Public Law and Government in 1970. Mr. Macchiarola also serves as a Director of Jefferies Group, Inc. Mr. Macchiarola is a member of the Health, Safety and Environment Committee.

Christian E. Markey, Jr.
Trustee,
Manville Personal Injury
Settlement Trust
Director since 1992
Age: 67
                               A graduate of U.C.L.A. School of Law and a veteran of the United States Marine Corps, Judge Markey served as Vice President and General Counsel of the University of Southern California from 1988 until his retirement in 1993. A Trustee of Manville Personal Injury Settlement Trust since its inception, Judge Markey served as a California Superior Court judge from 1974 to 1988, following his appointment by Ronald Reagan, then governor of California. Prior to 1974, he was engaged in the private practice of law in California. For the past 20 years, Judge Markey has lectured and taught at the Whittier College School of Law, the University of Southern California Law Center and at various national and international institutes. He is a former member of the Board of Regents of the University of California. In addition, Judge Markey has been appointed to the Commission on Judicial Performance by the California Supreme Court. Judge Markey was founding Chairman of the Board of the Southern California Center for Law in the Public Interest. He received the Chief Justice Roger Traynor Award from the Los Angeles Trial Lawyers for his extraordinary devotion to justice. Judge Markey is Chairman of the Committee on Board Organization and Operation and is a member of the Health, Safety and Environment Committee.

William E. Mayer
Founder,
Development Capital L.L.C.
Director since 1996
Age: 56
                               In December 1996, Mr. Mayer formed Development Capital L.L.C., a company which invests in private and public companies. From October 1992 to December 1996, Mr. Mayer was Dean of the College of Business and Management of the University of Maryland at College Park. He was Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester (New York) from September 1991 to July 1992. From January 1990 to January 1991, he was Chairman and Chief Executive Officer of CS First Boston Merchant Bank, and from December 1988 to January 1990, Mr. Mayer was President and Chief Executive Officer of the First Boston Corporation. From 1977 to 1988 he was a Managing Director of the First Boston Corporation. Mr. Mayer received his bachelor's and master's of Business Administration degrees from the University of Maryland, College Park. He serves as a Director on the Boards of American Trading and Production Corporation, Chart House Enterprises, Inc., Hambrecht & Quist, Inc. and Premier, Inc., and as Trustee for the Aspen Institute, the Cancer Research Institute and Colonial Group of Mutual Funds. Mr. Mayer also serves on the Board of TechnoServe, an organization providing business help to developing nations. Mr. Mayer serves on the Boards of Administrators of Tulane University and the University of Maryland Foundation. Mr. Mayer is Chairman of the Finance Committee and is a member of the Audit, Committee on Board Organization and Operation and Executive Committees.

BOARD ATTENDANCE

     During 1996, the Board of Directors of the Company had 8 regular meetings and 6 special meetings. In 1996, each Director attended a minimum of 75 percent of the total number of meetings of the Board of Directors and of the Committees of which the Director was a member except for Mr. Hammes who attended 72% of such meetings and Mr. Hanson who attended 73% of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has six standing Committees: Audit, Board Organization and Operation, Compensation, Executive, Finance and Health, Safety and Environment.

AUDIT COMMITTEE

     The Audit Committee is currently comprised of Messrs. Benatar, Falise, Hammes, Hanson, Klein (Chairman) and Mayer. The Audit Committee met three times during 1996 and, during such meetings, met with the Company's internal auditors, independent public accountants and operating and financial management. The principal functions of the Audit Committee are to review and report to the Board with respect to: (i) the annual financial statements and filings with the Securities and Exchange Commission; (ii) accounting issues significant to the Company; (iii) internal auditing, accounting and financial controls; (iv) the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; (v) the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and (vi) travel and entertainment expenses of all officers of the Company.

COMMITTEE ON BOARD ORGANIZATION AND OPERATION

     The Committee on Board Organization and Operation is currently comprised of Messrs. Falise, Goodwin, Henry, Markey (Chairman) and Mayer. The Committee on Board Organization and Operation met five times during 1996. The Committee on Board Organization and Operation considers and makes recommendations to the Board with respect to the composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

     Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend to the Board persons for nomination to the position of Director should send their recommendations to the Secretary of the Company.

COMPENSATION COMMITTEE

     The Compensation Committee is currently comprised of Messrs. Benatar, Falise, Goodwin (Chairman), Hammes and Klein. The Compensation Committee met seven times during 1996. The principal functions of the Compensation Committee are to: (i) approve and report to the Board with respect to executive compensation, subject to the approval of the full Board in the case of compensation of the Chief Executive Officer; (ii) review employee benefit programs and approve or recommend changes therein to the Board; and (iii) review with the Chief Executive Officer matters with respect to management development and succession.

EXECUTIVE COMMITTEE

     The Executive Committee is currently comprised of Messrs. Falise (Chairman), Goodwin, Hammes, Henry and Mayer. The Executive Committee did not meet in 1996. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

FINANCE COMMITTEE

     The Finance Committee is currently comprised of Messrs. Falise, Goodwin, Hammes, Henry, Klein and Mayer (Chairman) and Ms. Harrigan. The Finance Committee met one time during 1996. The principal functions of the Finance Committee are to review and report to the Board with respect to: (1) significant tax issues and treasury matters; (2) the Company's capital structure; (3) the composition and actions of the Investment Committee; (4) the actuaries for the Company's retirement, thrift, health and welfare and other benefit plans, including reviewing actuarial assumptions used for funding and financial reporting purposes and the actuaries' periodic valuations of the trusteed benefit plans; and (5) the contributions to the Company's retirement, thrift and health and welfare plans.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

     The Health, Safety and Environment Committee is currently comprised of Messrs. Benatar (Chairman), Hanson, Henry, Macchiarola and Markey and Ms. Harrigan. The Health, Safety and Environment Committee met three times during 1996. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Trust owns approximately 80 percent of the Common Stock and by virtue of such stock ownership is able to nominate and elect Directors of the Company as the Trust determines. Four of the Company's current Directors, Messrs. Falise, Klein, Macchiarola and Markey, are Trustees of the Trust. Under the Plan, the Trust was funded with assets, including (i) fifty percent of the Common Stock and convertible preferred stock entitling the Trust to increase its Common Stock holdings to approximately eighty percent (which increase took place in December 1992), (ii) bonds, and (iii) the right to receive up to 20 percent of the Company's annual profits (as defined). The Company completed prepayment of substantially all of the bonds in 1994. On April 5, 1996, the Company issued 32,527,110 shares of Common Stock to the Trust in exchange for the elimination of the Trust's right to receive 20 percent of the Company's annual profits (the "Exchange"). For further discussion of the Plan and the Exchange see Note 19 to the Company's Financial Statements contained in the Company's 1996 Annual Report previously mailed to security holders.

COMPENSATION OF DIRECTORS

     Charles L. Henry is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

     Except for Messrs. Falise, Klein, Macchiarola and Markey, all non-employee Directors receive an annual retainer of $25,000, $1,000 for each Board meeting attended, $1,000 for each Committee of the Board meeting attended, and reimbursement for travel expenses related to attendance at Board and Committee meetings. Each Director (other than Messrs. Falise, Henry, Klein and Markey) who serves as a Committee Chairman is paid an additional $2,500 per year. Director's fees earned by the Company's Directors who are Trustees of the Trust are paid directly to the Trust pursuant to the Manville Personal Injury Settlement Trust Agreement, as amended (the "Trust Agreement").

     Messrs. Falise, Goodwin and Hammes served on a special committee to effect a search for a new chief executive officer in 1996. Each was paid $25,000 in connection with his service on the special committee. Mr. Goodwin also received $15,000 for additional services in connection with the decision and implementation of the 1996 Executive Incentive Compensation Plan and other compensation matters. Mr. Falise also received $41,000 in connection with his services as Chairman of the Board between June and September 1996.

     In June 1996, the Company offered all retired Directors a lump-sum payment of the present value of the retirement payments owed to such Directors under the Company's retirement program for non-employee Directors which was adopted in 1988. The retirement program provided for continued payment of the annual retainer in effect at the time of a Director's retirement. Under the retirement program, a Director who retired after attaining age 70 received continued payment of the retainer for life, and a Director who retired before attaining age 70 received continued payment of the retainer for a period of years equal to the number of years of service or for life, whichever was less, except that no retirement benefits were paid to any Director retiring with less than five years of service. The Company paid an aggregate amount of $2,213,192 for such lump-sum payments to retired Directors from amounts contributed to the trust established in 1992 in connection with the retirement program and from general corporate funds. In connection with such payments, the Company satisfied its obligations under the retirement program to all retired Directors except for one retired Director who did not elect to receive the lump-sum payment.

     Effective February 7, 1997, the Company terminated its retirement program for non-employee Directors with respect to the current non-employee Directors and adopted a new Non-Employee Directors' Deferred Compensation Plan (the "Directors' Plan"). The retirement program is still in effect and has not been terminated with respect to the one remaining retired Director who did not elect to receive the June 1996 payout.

     For purposes of winding up the retirement program, the Company vested all accrued benefits and credited the present value of each current non-employee Director's accrued benefit under the retirement program (the "Retirement Program Payouts"), based on years of service through February 1997 (except as noted), to deferred accounts under the Directors' Plan, as follows: Mr. Benatar, $18,153; Mr. Falise, $90,252; Mr. Goodwin, $110,401; Mr. Hammes, $83,018; Mr. Hanson, $83,018; Ms. Harrigan, $41,479; Mr. Klein, $91,253; Mr. Macchiarola, $18,259;
Mr. Markey, $121,331; and Mr. Mayer, $18,368. In consideration of the fact that termination of the program would eliminate Mr. Markey's otherwise likely lifetime benefit and due to Mr. Markey's time remaining until retirement, the Company added to the amount of his Retirement Program Payout a compensating adjustment of $33,827 (included in the amount set forth in the previous sentence) based on years of service.

     Under the Directors' Plan, an account was established for each Director for a non-forfeitable deferral of the Retirement Program Payout until termination of services as a Director or later, if so elected by such Director. For Directors other than the Trustee Directors, the amounts deferred are deemed to be invested in Common Stock. Because the Trust Agreement prohibits Trustee Directors from direct ownership of Common Stock, each Trustee Director's deferral account will be deemed to be invested in non-Common Stock investment alternatives as provided under the Directors' Plan.

     In connection with the winding up of the retirement program, the Board also modified its Directors' compensation policy so that under the Directors' Plan, non-employee Directors (other than Trustee Directors) will be granted $12,500 annually in deferred shares of Common Stock. Trustee Directors will be granted $12,500 annually to be deemed invested in non-Common Stock investment alternatives under the Directors' Plan. The Plan provides that if Trustee Directors become eligible to own Common Stock, the deferred amounts of the Retirement Program Payout and annual grants will automatically be deemed to be invested in Common Stock. The Directors' Plan also provides for elective deferral of annual retainers, Board and Committee meeting fees and Committee Chairman fees.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company or any of its subsidiaries. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee consults with outside compensation consultants, attorneys and other specialists. The Committee's unanimous approval of the Company's executive compensation programs in 1996 was based on each Committee member's judgment and evaluation of the various factors underlying the overall compensation philosophy described below.

     A primary objective of the Committee is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to create long-term stockholder value. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, the combination of annual incentive bonuses, which are dependent on performance, equity related long-term awards and base salary offers the opportunity for executives' average total compensation from all sources over a number of years to reach competitive levels of total compensation. However, actual total compensation levels of executive officers may range well below or above competitive levels in any one year or period of years. The design of the compensation system is intended to align the interests of the executives with the interests of stockholders and to encourage employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

     Together with its outside experts, the Committee reviews compensation practices of other companies and the prevailing salary and total compensation levels for various levels of performance. Comparisons are made with compensation levels for a broad group of companies, including all of the companies included in the Standard & Poor's Building Materials Index, which reflects the Company's principal lines of business ("Comparable Companies"). Competitive levels are determined based upon the 50th to 75th percentile levels of compensation among companies in the various surveys utilized. The Company's mix of businesses, its unique stock ownership and its strategic and tactical objectives are considered by the Committee when compensation policies are established.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the other four most highly compensated individuals who are executive officers as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. While it is the Committee's policy to preserve corporate tax deductions by qualifying compensation paid over $1 million to named executive officers, it also maintains the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders but which may not always qualify for full tax deductibility.

COMPENSATION PHILOSOPHY

     The discussion below outlines the Committee's philosophy for administering the three major components of executive pay: base salary, annual incentive and long-term incentive.

     Base Salaries. The Committee determines base salaries of executives in accordance with the following factors listed in order of importance: the significance of the executive's position to the Company, the executive's experience and expertise in his or her position, and competitive marketplace salaries for similar positions. Individual salary increases are based on each person's performance as evaluated and approved by the Committee. Base salaries for current executive officers increased, on average, 8.5 percent in 1996, following no increases in base salaries for persons who were executive officers in 1995. The Committee's policy is to position base salaries at or below competitive levels for similarly qualified executives in comparable positions.

     Annual Incentive Bonus. Since 1987, the Company has utilized an annual incentive pay plan that provides above average bonus opportunities when Company performance merits such awards. Target bonuses for executive officers in 1996 range from 65 percent to 100 percent of their respective base salaries.

     For 1996, the maximum bonus potential, according to the formula in the plan, would be triggered at achievement of 130 percent of targeted income from operations, and the minimum bonus award required the achievement of 70 percent of targeted income from operations. Achievements in excess of 130 percent of income from operations targets or personal achievements of particular significance could result in bonuses in excess of 200 percent of target bonuses. The annual performance target, other performance objectives, and maximum and minimum performance levels, are reviewed and approved by the Committee at the beginning of each year.

     In 1996, the Committee weighted 75 percent of the bonus on financial goals and 25 percent of the bonus on the Committee's assessment of an individual executive's performance. In determining individual awards, the Committee considered the following factors: achievement of record levels of income from operations at the Company which exceeded targets; the completion of the sale of Riverwood International Corporation and the subsequent payment to stockholders of a $6.00 per share dividend; and completion of several acquisitions and strategic alliances during 1996. For 1996, the Company's various business divisions achieved between 81 percent and 119 percent of their respective income from operations targets while the Company, as a whole, achieved 102 percent of its income from operations target. The Committee also took into account the Chief Executive Officer's appraisal of each senior officer. The Committee made its decision regarding individual awards without expressly weighting any of the foregoing criteria higher than any other of such criteria. Based on the achievements described above, aggregate annual incentive compensation for executive officers in 1996 was 119 percent of target bonuses.

     Long-Term Incentive Plans. To attract and retain top quality management, the Company has used several types of long-term, equity-related incentives for the Company's executive officers: stock options, stock appreciation rights ("SARs"), restricted stock, and cash payments based on dividends and other distributions on its Common Stock. In 1996, the Company adopted the Schuller Corporation 1996 Executive Incentive Compensation Plan (the "Stock Plan"), which was approved by stockholders at the 1996 Annual Meeting.

     Effective January 1, 1996, the Committee granted ten-year stock options and deferred stock awards to its executive officers in amounts representing a five-year long-term incentive grant. These options and awards were granted under the Stock Plan and are intended to recognize the joint commitment of the Board of Directors and key management to a new five-year growth strategy and the creation of stockholder value. The exercise price of 60 percent of the options was established at $10.625 per share, the market price of the Common Stock (the "Market Price") on June 7, 1996, the actual date of grant, and the exercise price of the remaining 40 percent of the options was established at $13.281 per share, which represents a twenty-five percent premium over the Market Price. Fifty percent of the options vested at December 31, 1996 and 50 percent will vest on December 31, 1997. The deferred stock awards represent the right to receive Common Stock or the value thereof and current dividends thereon. Sixty percent of the deferred stock will vest on December 31, 1998, and the remainder will vest in equal amounts on December 31, 1999 and December 31, 2000.

     In 1996, the Company made payments to certain executive officers with respect to awards previously made under the Schuller International Group, Inc. 1994 Long Term Cash Incentive Compensation Plan (the "Schuller Plan"). Awards under the Schuller Plan are in the form of performance units. The value of performance units paid in 1996 was determined based on Schuller's performance over the 1994 to 1996 period against a financial goal of cumulative earnings before interest, taxes, depreciation and amortization or "EBITDA." The Committee established EBITDA performance minimums, targets and maximums corresponding with the 50th percentile, 75th percentile and 90th percentile, respectively, of the historical performance of Comparable Companies. Consistent with this range of performance, awards for the 1994 to 1996 performance period were intended to provide target long-term incentive opportunities at the 75th percentile of the long-term compensation paid by Comparable Companies. Executive officers who elected to defer receipt of their awards for the 1994 to 1996 performance period, and to have such awards deemed to be invested in Common Stock for at least two years, will receive a 15% matching premium grant of deferred stock awards at the end of the two-year period.

     CEO Compensation. Mr. Henry's total compensation has been determined in accordance with the principles described above which are applicable to all executive officers of the Company. Mr. Henry's 1996 base salary of $650,000 was well below the average of annual salaries for chief executive officers of Comparable Companies. Mr. Henry's employment agreement entered into in connection with his hiring by the Company on September 9, 1996, obligated the Company to pay Mr. Henry an annual incentive bonus for 1996 of $650,000 less the annual incentive bonus paid to Mr. Henry by DuPont in respect of 1996. DuPont paid Mr. Henry an annual incentive bonus in respect of 1996 of $320,000. Accordingly, the Company paid Mr. Henry $330,000 as an annual incentive bonus for 1996. The employment agreement also provides for the Company to pay Mr. Henry an annual incentive bonus of not less than $650,000 with respect to 1997. In addition, similar to other executive officers, Mr. Henry received a five-year long-term incentive grant consisting of options to purchase 519,500 shares at $10.625 per share and 346,330 shares at $13.281 per share, as well as deferred stock awards representing the right to receive 235,294 shares of Common Stock. The vesting conditions and other terms and conditions of Mr. Henry's long-term incentive grant are the same as described above with respect to other executive officers.

     Mr. Stephens resigned as Chief Executive Officer effective September 9, 1996. The compensation payable to Mr. Stephens for 1996 was in accordance with an agreement between the Company and Mr. Stephens dated April 12, 1996, which is described on page 18. In addition, Mr. Stephens was paid an annual incentive bonus of $468,197 for 1996, which represented a pro rata payment of his 1995 bonus amount through the date of his resignation.

     The Committee believes the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's high quality ongoing management team and aligning the interests of these executives with those of stockholders.

1996 COMPENSATION COMMITTEE

     Todd Goodwin, Chairman
     Leo Benatar
     Robert A. Falise
     Michael N. Hammes
     Louis Klein, Jr.

COMPENSATION SUMMARY

     The following Summary Compensation Table sets forth the compensation earned from the Company during 1994 through 1996 by Charles L. Henry, the Company's current Chief Executive Officer, W. Thomas Stephens, the Company's Chief Executive Officer from January 1, 1996 through September 9, 1996, and by each of the other four most highly compensated executive officers of the Company during 1996 (the "Named Executive Officers"). Bonuses are shown for the year earned, although these are generally (except for Mr. Stephens' 1996 bonus) paid at the beginning of the subsequent year.

                              SCHULLER CORPORATION
                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                          -------------------------------------   -----------------------------------
                                                                                          AWARDS             PAYOUTS
                                                                                  -----------------------   ---------
                                                                      OTHER       RESTRICTED   SECURITIES     LTCIP
                                                                      ANNUAL        STOCK      UNDERLYING    PAYOUTS    ALL OTHER
            NAME AND                                                  COMP.        AWARD(S)     OPTIONS/    ---------     COMP.
       PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)     ($) (1)       ($) (2)      SARS(#)      ($) (3)     ($) (4)
       ------------------          ----   ----------   ---------   ------------   ----------   ----------   ---------   ---------
Charles L. Henry(5)..............  1996     203,125     330,000        1,519       2,499,999    865,830           -0-      80,575
  Chairman of the Board,           1995         -0-         -0-          -0-             -0-        -0-           -0-         -0-
  CEO & President                  1994         -0-         -0-          -0-             -0-        -0-           -0-         -0-
Kenneth L. Jensen................  1996     210,000     170,000        6,345         412,463    208,620       804,372       9,000
  Senior Vice President and        1995     200,000     175,000        2,381             -0-        -0-           -0-       9,000
  Chief Financial Officer          1994     163,333     185,000       14,244             -0-        -0-           -0-       9,000
Harvey L. Perry, Jr..............  1996     210,000     200,000        1,379         412,463    208,620       273,381       9,000
  Senior Vice President,           1995     168,750     175,000          226             -0-        -0-           -0-       9,000
  Global Engineered                1994     143,750     140,000        1,860             -0-        -0-           -0-       9,000
  Products Group
Richard B. Von Wald..............  1996     275,000     250,000        5,232       1,244,049    295,660        70,560       9,000
  Executive Vice                   1995     275,000     300,000          -0-             -0-        -0-           -0-       9,000
  President, General               1994     245,833     275,000        5,925             (6)        -0-           -0-       9,000
  Counsel and Secretary
Dixon R. Walker..................  1996     275,000     225,000        2,597         584,481    295,660     1,075,951       9,000
Senior Vice President,             1995     250,000     215,000        1,909             -0-        -0-           -0-       9,000
  Global Insulation Group          1994     212,917     286,867        2,810             -0-        -0-           -0-       9,000
W. Thomas Stephens(7)............  1996     412,500     468,197          287             -0-        -0-       403,200   5,913,431
  Retired                          1995     600,000     680,000        2,096             -0-    100,000           -0-       9,000
                                   1994     600,000     650,000        2,506             (6)        -0-           -0-       9,000

(1) Other Annual Compensation represents amounts reimbursed by the Company to the Named Executive Officers in respect of the taxable value of perquisites provided to such officers.

(2) The number and value of aggregate restricted and deferred Common Stock holdings for each of the Named Executive Officers at the end of 1996, based on the net fair market value of the Common Stock on December 31, 1996, are as follows: Mr. Henry -- 235,294 shares with a value of $2,499,999; Mr. Jensen -- 38,820 shares with a value of $412,463; Mr. Perry -- 38,820 shares with a value of $412,463; Mr. Von Wald -- 93,211 shares with a value of $990,367; Mr. Walker -- 55,010 shares with a value of $584,481 and Mr. Stephens -- 0 shares. The restricted shares of Common Stock awarded to Mr. Stephens and Mr. Von Wald in 1994 related to certain retirement benefits. See note (6) below.

     The following table shows the vesting schedule of all shares awarded which, as of December 31, 1996, had not previously vested for the Named Executive
     Officers:

                                           1997     1998      1999     2000     TOTAL
                                          ------   -------   ------   ------   -------
C. L. Henry.............................      --   141,176   47,059   47,059   235,294
K. L. Jensen............................      --    23,292    7,764    7,764    38,820
H. L. Perry, Jr.........................      --    23,292    7,764    7,764    38,820
D. R. Walker............................      --    33,006   11,002   11,002    55,010
R. B. Von Wald..........................  23,876    47,331   11,002   11,002    93,211

     Each share of deferred stock is entitled to receive a payment equal to dividends declared and paid on shares of the Common Stock. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") and upon the occurrence of certain events described in the award agreements (including certain terminations of employment) all outstanding shares of restricted and deferred stock become immediately vested and, in the case of deferred stock, their value may be paid in cash to the holders.

(3) Amounts include payments made under the Company's 1991 Long-Term Cash Incentive Plan, paid in consideration of the forfeiture by participants of their rights to participate in divided payments under such plan. For Messrs. Jensen, Perry and Walker, amounts also include payments made under the Schuller International Group, Inc. 1994 Long Term Cash Incentive Compensation Plan.

(4) Amounts in this column represent the Company's contribution to each of the Named Executive Officers' accounts in the Schuller Corporation Thrift Plan. For Mr. Henry, amounts include relocation expenses. In addition, for Mr. Stephens, amounts include certain payments made in connection with the agreement relating to Mr. Stephens' termination. See "Employment Agreements and Other Arrangements.

(5) Mr. Henry joined the Company effective September 9, 1996.

(6) Messrs. Stephens and Von Wald received restricted stock awards, as well as cash payments, in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements."

(7) Mr. Stephens resigned from the Company effective September 9, 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning options granted to the Named Executive Officers during 1996. The hypothetical present value on date of grant shown in the last column below for stock options granted in 1996 are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes model for pricing options. The Company is not aware of any model or formula that will determine with reasonable accuracy a present value for stock options. The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in the following table will be realized.

                              SCHULLER CORPORATION

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                                -------------------------------
                                 NUMBER OF     PERCENT OF TOTAL
                                 SECURITIES      OPTIONS/SARS     EXERCISE OR
                                 UNDERLYING       GRANTED TO      BASE PRICE                  GRANT DATE
                                OPTIONS/SARS     EMPLOYEE IN       PER SHARE    EXPIRATION   PRESENT VALUE
                NAME             GRANTED(1)      FISCAL YEAR          (2)          DATE         ($)(3)
                ----            ------------   ----------------   -----------   ----------   -------------
      Charles L. Henry........    519,500            16.5%          $10.625     12/31/2005     1,940,100
                                  346,330                           $13.281                    1,010,000
      Kenneth L. Jensen.......    125,170             4.0%          $10.625     12/31/2005       443,500
                                   83,450                           $13.281                      225,900
      Harvey L. Perry, Jr.....    125,170             4.0%          $10.625     12/31/2005       443,500
                                   83,450                           $13.281                      225,900
      Richard B. Von Wald.....    177,400             5.6%          $10.625     12/31/2005       628,600
                                  118,260                           $13.281                      320,200
      Dixon R. Walker.........    177,400             5.6%          $10.625     12/31/2005       628,600
                                  118,260                           $13.281                      320,200
      W. Thomas Stephens(4)...        -0-              --            --             --                 0

(1) The options granted in 1996 to Mr. Henry vest and become exercisable on December 31, 1997. The options granted in 1996 to the other Named Executive Officers (the "1996 Options") vest and become exercisable in two equal installments on each of December 31, 1996 and December 31, 1997. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements"), all 1996 Options immediately vest and become exercisable.

(2) The exercise price of 60 percent of the 1996 Options was established at $10.625 per share, and the exercise price of 40 percent of the 1996 Options was established at $13.281 per share.

(3) Mr. Henry was granted option on September 9, 1996; the other named executive officers were granted options on June 7, 1996. The hypothetical present values on grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value 1996 Options include the stock's expected volatility rate (32%), risk free rate of return (6.73%), expected dividend yield (1.1%), expected time of exercise (5 years) and projected risk of forfeiture or non-marketability during the vesting period (3.75%). Factors used to value options granted on June 7, 1996 include the stock's expected volatility rate (30%) risk free rate of return (6.64%), expected dividend yield (1.1%), expected time to exercise (5 years), and projected risk of forfeiture or non-marketability during the vesting period (5%).

(4) Mr. Stephens resigned from the Company effective September 9, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           YEAR-END OPTION/SAR VALUES

     The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during 1996 and the value of unexercised options and SARs.

                              SCHULLER CORPORATION
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES
                          YEAR ENDED DECEMBER 31, 1996

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                               SHARES                        OPTIONS AT FY-END (#)           FY-END(5)(1)
                             ACQUIRED ON       VALUE       -------------------------   -------------------------
           NAME              EXERCISE(4)    REALIZED(5)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              -----------   -------------   -------------------------   -------------------------
Charles L. Henry...........       None              None        432,915/432,915                0/0
Kenneth L. Jensen..........      7,000     $   51,625(2)        104,310/104,310                0/0
Harvey L. Perry, Jr........       None              None        104,310/104,310                0/0
Richard B. Von Wald........     42,400     $  280,900(3)        173,830/197,330             255,500/495,000
Dixon R. Walker............      7,000     $   58,625(4)        147,830/147,830                0/0
W. Thomas Stephens(5)......    104,000     $1,378,000(6)           0/0                         0/0

---------------

(1) Based upon the closing price of the Common Stock of $10.00 on December 31, 1996, none of the options were in-the-money, except for an aggregate of 75,000 options for Mr. Von Wald which had an exercise price of $4.00 per share.

(2) On April 1, 1996, Mr. Jensen exercised 7,000 options with a weighted exercise price of $6.875 per share at which time the fair market value of the Common Stock was $14.25 per share.

(3) On April 8, 1996, Mr. Von Wald exercised 42,400 options with a weighted exercise price of $7.625 per share at which time the fair market value of the Common Stock was $14.25 per share.

(4) On April 2, 1996, Mr. Walker exercised 7,000 options with a weighted exercise price of $6 per share at which time the fair market value of the Common Stock was $14.375 per share.

(5) Mr. Stephens resigned from the Company effective September 9, 1996.

(6) On April 8, 1996, Mr. Stephens exercised 104,000 options with a weighted exercise price of $7.625 per share at which time the fair market value of the Common Stock was $14.25 per share. On March 28, 1996, Mr. Stephens exercised 104,000 SARs and received $689,000.

PENSION PLAN

     Salaried employees and employees at designated non-union locations of the Company and its subsidiaries are participants in the Schuller International Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers (other than Messrs. Stephens and Von Wald), and other employees, are eligible to participate in the Supplemental Plan. In addition, Mr. Henry is entitled to an individual retirement arrangement under the terms of his employment agreement and Messrs. Stephens and Von Wald were parties to individual supplemental retirement arrangements adopted in 1994 in connection with which they received restricted stock awards and cash payments in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements." The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants or to the

Schuller Corporation Master Rabbi Trust ("Rabbi Trust"). No contributions were made to the Pension Trust in 1996. Contributions, if any, to the Pension Trust to fund the Supplemental Plan and earnings thereon are fully taxable to the individual, deductible by the Company and are reduced by applicable withholding taxes. Contributions of $2.2 million were made to the Rabbi Trust in 1996. Contributions to the Rabbi Trust to fund the Supplemental Plan are not taxable to the individual nor deductible by the Company until made available to the individual. Rabbi Trust earnings are taxable to the Company.

     The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Plan, for specified remuneration levels and years of service.

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
                REMUNERATION                     15         25         30         35         20
                ------------                  --------   --------   --------   --------   --------
$ 125,000...................................  $ 24,678   $ 32,904   $ 41,130   $ 49,356   $ 57,582
  150,000...................................    29,929     39,905     49,881     59,857     69,833
  175,000...................................    35,177     46,903     58,629     70,355     82,081
  200,000...................................    40,428     53,904     67,380     80,856     94,332
  250,000...................................    50,927     67,903     84,879    101,855    118,831
  300,000...................................    61,429     81,905    102,381    122,857    143,333
  400,000...................................    82,427    109,903    137,379    164,855    192,331
  500,000...................................   103,428    137,904    172,380    206,856    241,332
  600,000...................................   124,429    165,905    207,381    248,857    290,333
  700,000...................................   145,427    193,903    242,379    290,855    339,331
  800,000...................................   166,428    221,904    277,380    332,856    388,332
  900,000...................................   187,429    249,905    312,381    374,857    437,333
 1,000,000..................................   208,427    277,903    347,379    416,855    486,331

---------------

NOTES:

(1) Had the Named Executive Officers retired as of December 31, 1996, their respective five-year average salaries plus bonus, for purposes of the table set forth above, would have been as follows: Mr. Jensen, $288,750; Mr. Perry, $288,833; Mr. Stephens, $933,181; Mr. Von Wald, $430,167; Mr. Walker,
    $388,413. Mr. Henry is not currently eligible to participate in the retirement plan until he has completed one full year of service with the Company.

(2) On December 31, 1996, the Named Executive Officers had the following years of credited service under the Retirement Plan: Mr. Henry, 0; Mr. Jensen, 13; Mr. Perry, 18; Mr. Stephens, 30; Mr. Von Wald, 23; and Mr. Walker, 26.

(3) The Retirement Plan provides for payment of a retirement allowance based on
    1.02 percent of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4 percent of the participant's average final salary greater than Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33 percent of the participant's average final salary multiplied by the participant's years of service over 35 plus 2.5 percent of the value of the participant's refunded contributions and interest compounded at 5.0 percent until normal retirement age. Covered Compensation in 1996 was $25,920 and will be $27,576 in 1997. Salary, as defined in the Retirement Plan, includes payments under the Company's annual incentive pay plan, but excludes payments under the Company's Stock Plan. The benefits are determined by using straight-life annuity amounts and are not subject to reduction for Social Security benefits.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements that provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. In connection with Mr. Stephens' resignation effective June 7, 1996 as Chairman of the Board, his three-year employment agreement was terminated. For the Named Executive Officers, prior to a Change in Control, as defined below, separation payments under such contracts generally would have equaled a total of two times the annual salary, the full year bonus at target levels of performance under the Company's annual incentive pay plan and certain other benefits. Following a Change in Control, the definitions of "cause" and "good reason" are liberalized and benefits payable are enhanced. Following a Change in Control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason," or (iii) as a result of death, disability or retirement, benefits include two years' annual salary, two years' target annual bonus, two years' additional credit in certain cases under the Supplemental Plan, a pro-rata portion of the target annual bonus for the year of termination, 36 months of continued welfare benefits and 24 months of continued perquisites. Change in Control is defined in the employment agreements to include a variety of events, including significant changes in the Company's stock ownership or board of directors and sales of significant assets by the Company.

     In order to provide Mr. Henry with retirement benefits comparable to the retirement benefits he would have earned at DuPont, Mr. Henry's employment agreement also provides for certain supplemental retirement benefits, generally equal in value to a single life annuity of $932,740 per year less the amount of all annual payments which Mr. Henry is entitled to receive under all defined benefit plans maintained by the Company and by DuPont. The retirement benefits are subject to reduction in the event Mr. Henry's employment terminates prior to his attaining the age of 62.

     The Company has agreed that the Riverwood Disposition constitutes both a Change in Control and an event of "good reason" for purposes of Mr. Von Wald's compensation arrangements. The Company and Mr. Von Wald also entered into an amendment to his employment agreement pursuant to which the Company agreed that if Mr. Von Wald is determined to be subject to any Excise Tax (as defined below) as a result of any payments made to him following termination of his employment by the Company other than for cause or other than voluntary termination for "good reason" (other than relating to the Company's sale of a subsidiary in 1996), or following a Change in Control occurring after March 27, 1996, the Company shall pay Mr. Von Wald an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the Excise Tax.

     The Company has entered into supplemental retirement agreements with Messrs. Stephens and Von Wald in replacement of prior supplemental retirement arrangements. The supplemental retirement agreement for each of them provides for the Company to pay each upon his termination of employment a lump sum benefit (the "Supplemental Benefit") equal to the present value of a single life annuity commencing at the time of such termination ranging from 30 percent to 60 percent of his highest average base salary plus cash bonus for three consecutive years during the preceding ten years ("Average Pay"), offset by amounts payable under the Retirement Plan plus certain other amounts, including the restricted stock awards granted in 1994 of 340,000 shares and 150,000 shares, respectively, and cash payments made during 1994 of $1,300,000 and $500,000, respectively, and other payments previously made and to be made in connection with the executives' retirement arrangements. The 1994 restricted stock awards have a five-year vesting schedule, subject to acceleration on a Change in Control, and had a fair market value on the date of grant of $3,099,100 and $1,367,250, respectively. The vesting of the restricted stock and payment of dividends thereon are subject to a cap related to the supplemental retirement arrangements. If termination were to occur (i) after attaining age 62, (ii) without cause, (iii) for "good reason," (iv) for death or "disability," or (v) after the occurrence of a Change in Control, the Supplemental Benefit would be 60 percent of Average Pay, and would be increased to compensate for the impact of the timing of taxation of the Supplemental Benefit (and the offsets thereto) as compared with the tax treatment of a single life annuity. The sale by the Company of Riverwood International Corporation in 1996 constituted a Change in Control for the foregoing purposes, resulting in the vesting of both the 1994 restricted stock awards and the full Supplemental Benefits described above.

     Pursuant to an agreement entered into in connection with Mr. Stephens' resignation from the Company, the Company (i) paid Mr. Stephens an aggregate of $6,887,416 which includes payment of the balance of his Supplemental Benefit and amounts payable under his employment agreement and (ii) agreed to continue to provide Mr. Stephens with welfare benefits and perquisites for 36 months and to continue to compensate Mr. Stephens at a rate of $50,000 per month through no later than December 31, 1997, subject to earlier termination in certain circumstances. The Company also agreed that if Mr. Stephens is determined to be subject to any excise tax under Code Section 4999 and related interest and penalties as a result of any payments made to him, the Company shall pay Mr. Stephens an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the excise tax.

     From time to time, the Company repurchases up to 45 percent of the Common Stock that certain key executives from the Company upon the vesting of such stock in order to provide such executives with funds for related income tax obligations. Pursuant to a repurchase program approved by the Company's Board of Directors in September 1995, in connection with the sale of a subsidiary of the Company and related transactions, the Company repurchased 191,265 shares of Common Stock from Messrs. Stephens and Von Wald on April 8, 1996, at a price of $14.175 per share. The closing sales price for the Common Stock on the New York Stock Exchange, Inc. on April 8, 1996 was $14.50 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Messrs. Benatar, Falise, Goodwin (Chairman), Hammes and Klein. No interlocks existed and no insider participation occurred during 1996 between the Compensation Committee and the officers or employees of the Company.

PERFORMANCE GRAPH

     Presented below is a graph comparing the total stockholder return on Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index (S&P 500) and the Standard & Poor's Building Materials Index (S&P Building Materials). The graph compares the Company's performance to the other indices for the five-year period ended December 31, 1996.

                              SCHULLER CORPORATION

                                    [GRAPH]

                         1991     1992     1993     1994     1995     1996
                         ----     ----     ----     ----     ----     ----
Schuller                 100      122.73   138.01   146.13   211.07   281.71
S&P 500                  100      107.62   118.46   120.03   165.13   203.5
S&P Building Materials   100      127.92   158.5    116.84   158.26   188.88


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the identity of beneficial owners believed by the Company to own more than five percent of the outstanding shares of Common Stock as of March 31, 1997.

                                                                        AMOUNT OF BENEFICIAL  PERCENT OF
     TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP          CLASS
     --------------           ------------------------------------      --------------------  ----------
Common Stock............  Manville Personal Injury Settlement Trust(1)  128,527,110 shares       79.7%
                                8260 Willow Oaks Corporate Drive
                                          Sixth Floor
                                        P. O. Box 10415
                                    Fairfax, Virginia 22031

---------------

(1) At March 3, 1997, the Trustees of the Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank J. Macchiarola and Christian
    E. Markey, Jr., each of whom serves on the Company's Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by all Directors, nominees for Director and Named Executive Officers, and all Directors, nominees for Director and executive officers as a group as of March 31, 1996. With respect to executive officers of the Company, the number of shares beneficially owned includes shares owned as of March 31, 1996 pursuant to the Schuller Employees Thrift Plan. As of March 31, 1996, the percentage of Common Stock beneficially owned by any Director, nominee for Director, Named Executive Officer or by all Directors, nominees for Director, and executive officers as a group, did not exceed 1.0 percent of the outstanding shares of the Common Stock, excluding the 128,527,110 shares of Common Stock owned by the Trust (constituting 79.7% of the outstanding shares of Common Stock) and attributed to certain directors who disclaim beneficial ownership of such shares.

                                                                 COMMON STOCK
                  NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED
                  ------------------------                    ------------------
Leo Benatar.................................................           6,618(1)
Robert A. Falise............................................     128,527,110(2)
Todd Goodwin................................................          29,660(3)
Michael N. Hammes...........................................           6,918(4)
John N. Hanson..............................................           8,918(4)
Kathryn R. Harrigan.........................................           3,457(5)
Charles L. Henry............................................         695,031(6)
Kenneth L. Jensen...........................................         158,630(7)
Louis Klein, Jr. ...........................................     128,527,110(2)
Frank J. Macchiarola........................................     128,527,110(2)
Christian E. Markey, Jr. ...................................     128,527,110(2)
William E. Mayer............................................          22,187(8)
Harvey L. Perry, Jr. .......................................         143,130(9)
W. Thomas Stephens..........................................               0(10)
Richard B. Von Wald.........................................         367,137(11)
Dixon R. Walker.............................................         202,840(12)
All Directors, and executive officers as a group (15
  persons)..................................................     130,171,636(13)

---------------

 (1) Includes 2,118 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

 (2) All of these 128,527,110 shares of Common Stock are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein, Macchiarola and Markey are Trustees. Voting power with respect to such shares is shared by all four Trustees of the Trust, and none of Messrs. Falise, Klein, Macchiarola or Markey can vote the shares alone. Each of Messrs. Falise, Klein, Macchiarola and Markey disclaims beneficial ownership of any shares of Common Stock. Pursuant to the Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

 (3) Includes 10,560 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

 (4) Includes 6,918 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

 (5) Includes 3,457 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

 (6) Includes options to purchase 432,915 shares, 235,294 deferred shares granted under the Stock Plan and 26,822 deferred shares issuable under the Schuller Corporation Deferred Compensation Plan.

 (7) Includes options to purchase 107,310 shares and 38,820 deferred shares granted under the Stock Plan.

 (8) Includes 2,187 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan.

 (9) Includes options to purchase 104,310 shares and 38,820 deferred shares granted under the Stock Plan.

(10) Mr. Stephens resigned from the Company on September 9, 1996.

(11) Includes options to purchase 253,340 shares and 93,211 deferred shares granted under the Stock Plan.

(12) Includes options to purchase 147,830 shares and 55,010 deferred shares granted under the Stock Plan.

(13) Includes 32,156 deferred shares issuable under the Non-Employee Directors' Deferred Compensation Plan; 26,822 deferred shares under the Schuller Corporation Deferred Compensation Plan, options to purchase 1,045,705 shares and 461,155 deferred shares granted under the Stock Plan; and 128,527,110 shares owned by the Trust. See note (2).

                   PROPOSAL TO CHANGE THE NAME OF THE COMPANY
                               (PROXY ITEM NO. 2)

INTRODUCTION

     The Board has unanimously adopted a resolution approving a proposed amendment to change the Company's name in the form set forth in paragraph 3 of the Certificate of Amendment to the Company's Restated Certificate of Incorporation attached as Annex I hereto and incorporated herein by reference. The Company intends that the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware, subject to prior authorization by stockholders, and become effective promptly following the Annual Meeting, provided that the Board may abandon such proposed amendment at any time prior to filing, whether or not such proposed amendment is approved at the Annual Meeting.

NAME CHANGE

     The proposed amendment provides that the name of the Company will be changed to "Johns-Manville Corporation."

REASONS FOR THE PROPOSED AMENDMENT

     The Company has a 138-year heritage as a major manufacturer of high quality building products. For most of its history, the Company has been known as Johns-Manville Corporation. Despite prior changes of the Company's name, the marketplace has continued to view the Company as Johns-Manville Corporation. Survey research conducted with customers, suppliers, employees and the general public confirm that the name "Johns-Manville" has greater awareness and favorability ratings than the names "Schuller Corporation" or "Manville Corporation." The Company believes that a return to the Johns-Manville Corporation name will facilitate the Company's sales and marketing efforts domestically and internationally. Therefore, the Company believes the name change is in the best interests of its stockholders.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The proposed name change will not affect the operations or businesses, or the rights of stockholders, of the Company. As soon as practicable following effectiveness of the Certificate of Amendment, the Company will cause transmittal letters to be mailed to stockholders for use in forwarding their stock certificates for surrender and exchange for new stock certificates.

     STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

RECOMMENDATION OF THE BOARD

     The Board unanimously recommends that stockholders vote FOR approval of the proposed amendment to change the name of the Company as proposed to be effected pursuant to the Certificate of Amendment.

                        PROPOSAL TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK
                               (PROXY ITEM NO. 3)

INTRODUCTION

     The Board has unanimously adopted a resolution approving a proposed amendment to increase the number of authorized shares of Common Stock in the form set forth in paragraph 4 of the Certificate of Amendment to the Company's Restated Certificate of Incorporation attached as Annex I hereto and incorporated herein by reference. The Company intends that the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware, subject to prior authorization by stockholders, and become effective promptly following the Annual Meeting, provided that the Board may abandon such proposed amendment at any time prior to filing, whether or not such proposed amendment is approved at the Annual Meeting. Currently, the Company's Certificate of Incorporation authorizes the issuance of 175,000,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"). The Board of Directors of the Company proposes to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock for issuance by the Company to 300,000,000 shares. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is necessary for the various reasons discussed below.

REASONS FOR INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors believes that it is in the best interest of the Company to have authorized and available 300,000,000 shares of Common Stock in order to have sufficient authorized but unissued and unreserved shares for future issuance to meet the possible needs of the Company without the delay and expense of obtaining prior approval of the stockholders of the Company, including:

     - issuances in connection with acquisitions, mergers, raising additional equity capital and other financing transactions involving the issuance of securities;

     - issuances under employee benefit plans or pursuant to management compensation arrangements; and

     - issuances in connection with exchanges of stock, stock splits, stock dividends and for other corporate purposes.

     As of the Record Date for the Annual Meeting, there were 161,531,765 shares of Common Stock issued and outstanding. In addition, (i) 9,216,202 shares are reserved for issuance for awards under the Schuller Corporation Deferred Compensation Plan, the Schuller Corporation 1996 Stock Award Plan and the Schuller Corporation 1996 Executive Incentive Compensation Plan and for other purposes. Taking into account the foregoing reserved shares, as of the Record Date, a total of 170,747,967 shares of Common Stock are issued and outstanding and reserved for future issuance, leaving available only 4,005,310 shares for future issuance. The Board of Directors believes that the authorization of an additional 125,000,000 shares of Common Stock is appropriate and desirable to serve the Company's possible needs in the foreseeable future. The Company does not have any present intention with respect to the issuance of additional shares of Common Stock in connection with any acquisitions, public or private offerings, employee benefit plans, stock dividends or any other transaction involving equity securities of the Company.

     The authorized shares of Common Stock will be available for issuance from time to time in connection with the types of transactions noted above for such consideration as the Board of Directors may approve without further vote of the stockholders of the Company, except as may be required under applicable law, rules or regulations.

RECOMMENDATION OF THE BOARD

     Your Board of Directors recommends a vote FOR approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                               (PROXY ITEM NO. 4)

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1997. Coopers & Lybrand L.L.P. has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement to stockholders.

     During 1996, the Company paid Coopers & Lybrand L.L.P. approximately $1,231,000 for audit services, and approximately $632,000 for non-audit services. Audit services rendered in 1996 included services related to recurring audit activities and non-recurring audit activities for debt and equity offerings. Non-audit services consisted primarily of acquisition reviews and other consultations.

     Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of Coopers & Lybrand L.L.P. during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

     Your Board of Directors recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company.

                                 OTHER BUSINESS

     Management knows of no business that will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                               VOTING PROCEDURES

     The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee. Approval of the proposals to adopt the Proposed Amendment to the Restated Certificate of Incorporation the change the name of the Company and to increase the authorized number of shares of Common Stock and ratification of the appointment of Coopers & Lybrand L.L.P. may be authorized by a majority of the votes cast in person or by proxy at the Annual Meeting by holders of shares of Common Stock entitled to vote thereon. On all matters presented to stockholders, votes may be cast in favor or against such matter, or a stockholder may abstain from voting. Abstentions are counted for the purpose of determining the presence of a quorum for the transaction of business. Abstentions are also counted in the tabulation of the total number of shares entitled to vote on matters presented to stockholders, and thus have the effect of a vote against the proposal. Brokers who hold shares in street name for beneficial owners have the authority to vote on certain routine matters, including without limitation, the election of Directors and ratification of the appointment of accountants, when brokers have not received voting instructions from the beneficial owners. As to other matters, brokers may not vote shares held for beneficial owners without specific instructions from such beneficial owners ("broker non-votes"). Broker non-votes are counted for determining the presence of a quorum. Broker non-votes are not counted, however, in the tabulation of the total number of shares entitled to vote on matters presented to stockholders. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than December 1, 1997. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have been received by the Secretary of the Company for presentation at the Company's 1997 Annual Meeting.

         By Order of the Board of Directors

         /s/ RICHARD B. VON WALD

         Richard B. Von Wald
         Executive Vice President,
         General Counsel and Secretary

March 31, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WITHOUT EXHIBITS, MAY BE OBTAINED BY A STOCKHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO SCHULLER CORPORATION, C/O INVESTOR RELATIONS, P. O. BOX 5108, DENVER, COLORADO 80217-5108.

                                                                         ANNEX I

                        FORM OF CERTIFICATE OF AMENDMENT
                                       TO

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                              SCHULLER CORPORATION
                             ---------------------

       PURSUANT TO SECTION 103 AND SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE
                             ---------------------

     The undersigned, Charles L. Henry and Richard B. Von Wald, certify that they are the President and Secretary, respectively, of Schuller Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and do hereby further certify as follows:

          1. The name of the Company is Schuller Corporation.

          2. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3. Article FIRST of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

          FIRST: The name of the corporation is Johns-Manville Corporation (hereinafter the "Company").

          4. The first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

     FOURTH: The total number of shares of all classes of capital stock which the Company shall have authority to issue is three hundred and eighteen million, three hundred and nine thousand one hundred and seventy (318,309,170) shares, of which three hundred million (300,000,000) shares shall be Common Stock with a par value of $.01 per share, seven million two hundred thousand (7,200,000) shares shall be Convertible Preferred Stock, Series A with a par value of $1.00 per share, and eleven million one hundred and nine thousand one hundred and seventy (11,109,170) shares shall be Cumulative Preference Stock, Series B with a par value of $1.00 per share.

     IN WITNESS WHEREOF, Schuller Corporation has caused this Certificate of Amendment to be signed by Charles L. Henry, its President, and attested by
Richard B. Von Wald, its Secretary, this           day of             , 1997.

                                            SCHULLER CORPORATION

                                            /s/ CHARLES L. HENRY
                                            ------------------------------------
                                            Charles L. Henry

ATTEST:

     /s/ RICHARD B. VON WALD
------------------------------------
        Richard B. Von Wald

                              SCHULLER CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles L. Henry and Richard B. Von Wald or either of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated hereon, all the shares of common stock of Schuller Corporation held of record by the undersigned on March 3, 1997, at the Annual Meeting of Stockholders to be held on May 2, 1997 in Toledo, Ohio or any adjournment thereof.

  P                                       Change of Address

  R
                     --------------------------------------------------------
  O
                     --------------------------------------------------------
  X
                     --------------------------------------------------------
  Y
                     --------------------------------------------------------
                     (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
  APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ----------- ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD SEE REVERSE
  OF DIRECTORS' RECOMMENDATIONS.  PLEASE SIGN THIS CARD ON THE    SIDE
  REVERSE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE ----------- IN RETURNING THIS CARD.


 / x /    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW.
IF NO DIRECTION GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

------------------------------------------------------------------------------------------------------------------------------------
                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------


1. Election of  FOR  WITHHELD  NOMINEES:                                                                       FOR  AGAINST  ABSTAIN
   Directors.   / /    / /     Leo Benatar, Robert A. Falise, Todd        2. Approval to amend the             / /    / /      / /
                               Goodwin, Michael N. Hammes, Kathryn Rudie     Company's Restated Certificate
                               Harrigan, Charles L. Henry, Louis Klein,      of Incorporation to change the
                               Jr., Frank J. Macchiarola, Christian E.       name of the Company to Johns-
                               Markey, Jr., William E. Mayer.                Manville Corporation.

   For, except vote withheld from the following nominee(s):               3. Approval to amend the             / /    / /      / /
                                                                             Company's Restated Certificate
  ______________________________________________________                     of Incorporation to increase
                                                                             the authorized shares of Common
                                                                             Stock of the Company by
                                                                             125,000,000 shares.

                                                                          4. Approval of appointment of        / /    / /     / /
                                                                             Coopers & Lybrand, L.L.P. as
                                                                             Independent Accountants.

                                                                                                              If you plan     / /
                                                                                                              to attend the
                                                                                                              1997 Annual
                                                                                                              Meeting please
                                                                                                              check this box.

                                                                                                              Change of       / /
                                                                                                              address on
                                                                                                              reverse side.


 SIGNATURE(S) ____________________________________ DATE ________
 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE


                                                        SCHULLER CORPORATION

                                           YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE,
                                           DATE AND SIGN THE ABOVE PROXY CARD AND RETURN
                                             IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

